Investor Relations: Sheila Ray 404.239.8684 / sheila.ray@statebt.com

State Bank Financial Corporation Reports Third Quarter 2017 Financial Results

▪	Third quarter 2017 net income of $14.4 million, or $.37 per diluted share

▪	Return on average assets of 1.37% in the third quarter of 2017

▪	Completed AloStar Bank of Commerce merger transaction on September 30, 2017, less than four months after announcement

▪	Proactive expense management led to third quarter efficiency ratio of 58.45%

▪	Average noninterest-bearing deposit growth of $32 million, or 3.3%, quarter over quarter

ATLANTA, GA, October 26, 2017 - State Bank Financial Corporation (NASDAQ: STBZ) today announced unaudited financial results for the third quarter ended September 30, 2017. Net income for the third quarter of 2017 was $14.4 million, compared to $15.2 million in the second quarter of 2017 and $12.4 million in the third quarter of 2016. The linked-quarter decline was primarily attributable to a reduction in loan recovery income of $2.3 million. Fully diluted earnings per share were $.37 in the third quarter of 2017, compared to $.39 in the second quarter of 2017 and $.34 in the third quarter of 2016.

Joe Evans, Chairman of State Bank Financial, commented, “I am extremely pleased with our team’s ability to promptly close the meaningfully accretive AloStar transaction in the third quarter. I look forward to closing out 2017 with a full quarter of AloStar's earnings on top of what was already shaping up to be an outstanding year for State Bank. AloStar brings a talented team with deep industry knowledge and a robust pipeline that will help us jumpstart 2018.”

Operating Highlights

Interest income on loans improved to $35.4 million in the third quarter of 2017, a $528,000 increase from the second quarter of 2017 and an $8.8 million increase from the third quarter of 2016. Net interest income of $44.3 million in the third quarter of 2017 decreased from $46.5 million in the second quarter of 2017 but increased from $38.1 million in the third quarter of 2016. Accretion income on loans was $6.5 million in the third quarter of 2017, down from $9.2 million in the second quarter of 2017 and $9.3 million in the third quarter of 2016. As of September 30, 2017, approximately $67 million of accretable discount remains to be recognized as loan accretion income.

Noninterest income was $9.7 million in the third quarter of 2017, compared to $10.5 million in the second quarter of 2017 and $9.8 million in the third quarter of 2016. Revenues in mortgage and SBA declined $303,000 and $519,000, respectively, in the third quarter of 2017, compared to the second quarter of 2017 while payroll and insurance income increased $69,000.

Total noninterest expense for the third quarter of 2017 was $31.6 million, compared to $32.0 million in the second quarter of 2017 and $28.5 million in the third quarter of 2016. The $426,000 linked-quarter decrease was primarily due to lower commission, incentive, and employee benefits costs, which were down $421,000 from the previous quarter due to lower production levels in noninterest income lines.

Financial Condition

Comparison of period-end balance sheet metrics for the quarter ended September 30, 2017 to prior periods is materially affected by the acquisition of AloStar Bank of Commerce, which was completed on September 30, 2017. Average balance sheet metrics for the quarter were not impacted by the acquisition.

Total assets at September 30, 2017, were $5.1 billion, up from $4.2 billion at June 30, 2017. Total loans were $3.6 billion at September 30, 2017, up $691.8 million from the second quarter of 2017 due to $718.6 million of loans acquired from AloStar Bank of Commerce. Period-end organic loans increased to $2.3 billion at September 30, 2017, an increase of $29.2 million from the second quarter of 2017. Purchased non-credit impaired and purchased credit impaired loans, excluding the AloStar acquisition, decreased to $549.6 million at the end of the third quarter of 2017, a $55.9 million linked-quarter decline.

Tom Wiley, Vice Chairman and CEO, commented “Reporting $14.4 million in net income for the quarter reflects the increasingly strong performance of the core bank.  The fundamental trends remain strong, our team is intently focused on delivering an exceptional experience for our clients, and we are very excited about the complementary opportunity AloStar represents for the future of our combined franchise.”

Credit quality metrics remain solid at September 30, 2017. Past due organic and purchased non-credit impaired loans were .12% and .48% of their respective portfolios. The provision for loan losses on organic and purchased non-credit impaired loans was $1.3 million in the third quarter of 2017 and was primarily attributable to net charge-offs, organic loan growth, and continued seasoning of the purchased non-credit impaired portfolio. The organic allowance as a percent of organic loans was .99% at the end of the third quarter of 2017.

Total deposits at September 30, 2017, were $4.2 billion, up $788.4 million from $3.5 billion at June 30, 2017, including $705.6 million of deposits acquired from AloStar Bank of Commerce. Period-end transaction accounts, comprised of noninterest-bearing demand deposits and interest-bearing transaction accounts, increased $198.3 million from the second quarter of 2017 inclusive of the acquisition. Noninterest-bearing demand deposits represented 27.8% of total deposits as of September 30, 2017. Average noninterest-bearing demand deposits were $1.0 billion, a $32.0 million increase from the second quarter of 2017 and a $181.0 million increase from the third quarter of 2016.

Tangible book value per share was $14.01 at the end of the third quarter of 2017. State Bank Financial Corporation continues to be well capitalized, ending the quarter with a leverage ratio of 13.37% and a Tier I risk-based capital ratio of 12.21%.

Detailed Results

Supplemental tables displaying financial results for the third quarter of 2017, the previous four quarters and year-to-date 2017 are included with this press release.

Non-GAAP Financial Measures

This press release contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). For more information on these non-GAAP financial measures, please refer to 3Q17 Financial Supplement: Table 8, Reconciliation of Non-GAAP Measures.

Conference Call

Chairman Joe Evans, Chief Executive Officer Tom Wiley, Chief Financial Officer and Chief Operating Officer Sheila Ray, and Chief Credit Officer David Black will discuss financial and business results for the quarter on a conference call today at 11:00 a.m. ET.

Dial in number: 1.800.630.4153

Please allow time to register your name and affiliation/company prior to the start of the call. A replay of the conference call will be available shortly after the call is completed in the Investors section on the company’s website at www.statebt.com. A slide presentation for today’s call is also available in the Investors section on the company’s website.

About State Bank Financial Corporation

State Bank Financial Corporation (NASDAQ: STBZ), with approximately $5.1 billion in assets as of September 30, 2017, is an Atlanta-based bank holding company for State Bank and Trust Company. State Bank operates a full service banking business and offers a broad range of commercial and retail banking products to our customers throughout seven of Georgia’s eight largest MSAs.

To learn more about State Bank, visit www.statebt.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release and other information that we make publicly available from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “intend,” “anticipate,” “plan,” “seek,” “believe,” “expect,” “strategy,” “future,” “likely,” “project,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements regarding the amount of accretable discount that remains, our expectation that the AloStar Bank of Commerce transaction will meaningfully enhance our earnings through significant earnings accretion, and statements regarding the impact of AloStar's pipeline on our future performance. Such forward-looking statements are subject to risks, uncertainties, and other factors, including a downturn in the economy, particularly in our markets, volatile credit and financial markets both domestic and foreign, potential deterioration in real estate values, regulatory changes and excessive loan losses, the conversion of AloStar's operating systems and procedures may take longer than anticipated or may be more costly than anticipated or have unanticipated adverse results relating to the Company's or AloStar's existing businesses, the anticipated benefits of the AloStar transaction, including anticipated cost savings and strategic gains, may be significantly harder or take longer to achieve than expected or may not be achieved in their entirety as a result of unexpected factors or events, as well as additional risks and uncertainties contained in the “Risk Factors” and forward-looking statements disclosure contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, any or all of which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

State Bank Financial Corporation
3Q17 Financial Supplement: Table 1
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands, except per share amounts)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Income Statement Highlights
Interest income on loans	$35,400	$34,872	$34,060	$26,696	$26,580	$528	$8,820
Accretion income on loans	6,520	9,228	7,677	10,271	9,335	(2,708)	(2,815)
Interest income on invested funds	5,782	5,747	5,460	4,810	4,714	35	1,068
Total interest income	47,702	49,847	47,197	41,777	40,629	(2,145)	7,073
Interest expense	3,370	3,369	3,239	2,631	2,504	1	866
Net interest income	44,332	46,478	43,958	39,146	38,125	(2,146)	6,207
Provision for loan and lease losses (organic & PNCI loans)	1,300	1,470	1,361	300	7	(170)	1,293
Provision for loan and lease losses (purchased credit impaired loans)	(885)	375	(359)	(23)	81	(1,260)	(966)
Provision for loan and lease losses	415	1,845	1,002	277	88	(1,430)	327
Total noninterest income	9,682	10,476	9,459	9,911	9,769	(794)	(87)
Total noninterest expense	31,571	31,997	34,565	32,875	28,480	(426)	3,091
Income before income taxes	22,028	23,112	17,850	15,905	19,326	(1,084)	2,702
Income tax expense	7,592	7,909	6,292	5,578	6,885	(317)	707
Net income	$14,436	$15,203	$11,558	$10,327	$12,441	$(767)	$1,995

Common Share Data
Basic earnings per share	$.37	$.39	$.30	$.28	$.34	$(.02)	$.03
Diluted earnings per share	.37	.39	.30	.28	.34	(.02)	.03
Cash dividends declared per share	.14	.14	.14	.14	.14	—	—
Book value per share	16.48	16.23	15.96	15.80	15.21	.25	1.27
Tangible book value per share (1)	14.01	13.94	13.66	13.48	13.99	.07	.02
Market price per share (quarter end)	28.65	27.12	26.12	26.86	22.82	1.53	5.83

Common Shares Outstanding
Common stock	38,991,022	38,967,972	38,870,424	38,845,573	36,894,553	23,050	2,096,469
Weighted average shares outstanding:
Basic	37,918,753	37,896,125	37,867,718	35,904,009	35,863,183	22,628	2,055,570
Diluted	37,963,141	37,942,483	37,954,585	36,009,098	35,965,948	20,658	1,997,193

Average Balance Sheet Highlights
Loans	$2,893,187	$2,905,415	$2,846,571	$2,431,512	$2,406,629	$(12,228)	$486,558
Assets	4,178,731	4,200,843	4,181,961	3,636,544	3,564,860	(22,112)	613,871
Deposits	3,437,329	3,413,831	3,423,506	2,975,510	2,866,822	23,498	570,507
Equity	638,620	627,294	617,009	559,561	557,365	11,326	81,255
Tangible equity (1)	550,002	538,153	527,603	514,982	512,265	11,849	37,737

State Bank Financial Corporation
3Q17 Financial Supplement: Table 1 (continued)
Condensed Consolidated Financial Summary Results
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands, except per share amounts)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Key Metrics (2)
Return on average assets	1.37%	1.45%	1.12%	1.13%	1.39%	(.08)%	(.02)%
Return on average equity	8.97	9.72	7.60	7.34	8.88	(.75)	.09
Yield on earning assets	4.85	5.11	4.93	4.87	4.84	(.26)	.01
Cost of funds	.38	.38	.37	.35	.34	—	.04
Rate on interest-bearing liabilities	.54	.53	.52	.49	.47	.01	.07
Net interest margin	4.51	4.76	4.59	4.56	4.54	(.25)	(.03)
Leverage ratio (3)	13.37	13.23	13.04	14.90	14.64	.14	(1.27)
Tier I risk-based capital ratio (3)	12.21	15.01	14.74	14.78	16.68	(2.80)	(4.47)
Total risk-based capital ratio (3)	12.81	15.79	15.49	15.52	17.56	(2.98)	(4.75)
Efficiency ratio (4)	58.45	56.18	64.71	67.01	59.46	2.27	(1.01)
Average loans to average deposits	84.17	85.11	83.15	81.72	83.95	(.94)	.22
Noninterest-bearing deposits to total deposits	27.82	29.24	27.71	28.69	30.09	(1.42)	(2.27)

(1)     Denotes a non-GAAP financial measure. See Reconciliation of Non-GAAP Measures (Table 8) for further information.
(2)     Income statement ratios and yield/rate information are annualized for the applicable period.
(3)     Current period capital ratios are estimated as of the date of this earnings release.
(4)     Noninterest expense divided by net interest income plus noninterest income.

State Bank Financial Corporation
3Q17 Financial Supplement: Table 2
Condensed Consolidated Balance Sheets
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Assets
Cash and amounts due from depository institutions	$14,235	$11,284	$12,101	$13,219	$10,648	$2,951	$3,587
Interest-bearing deposits in other financial institutions	251,115	126,390	62,222	132,851	103,122	124,725	147,993
Federal funds sold	16,889	—	—	3,523	—	16,889	16,889
Cash and cash equivalents	282,239	137,674	74,323	149,593	113,770	144,565	168,469
Investment securities available-for-sale	920,763	847,795	896,297	847,178	822,655	72,968	98,108
Investment securities held-to-maturity	57,867	63,104	67,053	67,063	67,071	(5,237)	(9,204)
Loans	3,572,790	2,881,000	2,854,780	2,814,572	2,346,346	691,790	1,226,444
Allowance for loan and lease losses	(26,842)	(27,988)	(26,976)	(26,598)	(27,177)	1,146	335
Loans, net	3,545,948	2,853,012	2,827,804	2,787,974	2,319,169	692,936	1,226,779
Loans held-for-sale	47,743	48,895	51,380	52,169	63,852	(1,152)	(16,109)
Other real estate owned	1,271	2,407	3,759	10,897	10,609	(1,136)	(9,338)
Premises and equipment, net	52,120	51,170	51,535	52,056	42,009	950	10,111
Goodwill	84,564	77,476	77,084	77,084	36,357	7,088	48,207
Other intangibles, net	11,755	11,599	12,054	12,749	8,515	156	3,240
SBA servicing rights	3,950	3,828	3,547	3,477	3,275	122	675
Bank-owned life insurance	66,846	66,320	65,855	65,371	60,282	526	6,564
Other assets	73,417	70,697	71,990	99,654	69,211	2,720	4,206
Total assets	$5,148,483	$4,233,977	$4,202,681	$4,225,265	$3,616,775	$914,506	$1,531,708
Liabilities and Shareholders’ Equity
Noninterest-bearing deposits	$1,179,698	$1,009,509	$944,838	$984,419	$890,588	$170,189	$289,110
Interest-bearing deposits	3,061,387	2,443,183	2,464,937	2,446,746	2,068,704	618,204	992,683
Total deposits	4,241,085	3,452,692	3,409,775	3,431,165	2,959,292	788,393	1,281,793
Federal funds purchased and securities sold under agreements to repurchase	25,499	25,256	25,056	27,673	20,124	243	5,375
FHLB borrowings	—	80,000	100,000	47,014	20,000	(80,000)	(20,000)
Notes payable	398	398	398	398	398	—	—
Other liabilities	238,911	43,294	47,169	105,382	55,827	195,617	183,084
Total liabilities	4,505,893	3,601,640	3,582,398	3,611,632	3,055,641	904,253	1,450,252
Total shareholders’ equity	642,590	632,337	620,283	613,633	561,134	10,253	81,456
Total liabilities and shareholders’ equity	$5,148,483	$4,233,977	$4,202,681	$4,225,265	$3,616,775	$914,506	$1,531,708

Capital Ratios (1)
Average equity to average assets	15.28%	14.93%	14.75%	15.39%	15.63%	.35%	(.35)%
Leverage ratio	13.37	13.23	13.04	14.90	14.64	.14	(1.27)
CET1 risk-based capital ratio	12.21	15.01	14.74	14.78	16.68	(2.80)	(4.47)
Tier I risk-based capital ratio	12.21	15.01	14.74	14.78	16.68	(2.80)	(4.47)
Total risk-based capital ratio	12.81	15.79	15.49	15.52	17.56	(2.98)	(4.75)

(1) Current period capital ratios are estimated as of the date of this earning release.

State Bank Financial Corporation
3Q17 Financial Supplement: Table 3
Condensed Consolidated Income Statements
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands, except per share amounts)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Net Interest Income:
Interest income on loans	$35,400	$34,872	$34,060	$26,696	$26,580	$528	$8,820
Accretion income on loans	6,520	9,228	7,677	10,271	9,335	(2,708)	(2,815)
Interest income on invested funds	5,782	5,747	5,460	4,810	4,714	35	1,068
Interest expense	3,370	3,369	3,239	2,631	2,504	1	866
Net interest income	44,332	46,478	43,958	39,146	38,125	(2,146)	6,207
Provision for loan and lease losses (organic & PNCI loans)	1,300	1,470	1,361	300	7	(170)	1,293
Provision for loan and lease losses (purchased credit impaired loans)	(885)	375	(359)	(23)	81	(1,260)	(966)
Provision for loan and lease losses	415	1,845	1,002	277	88	(1,430)	327
Net interest income after provision for loan and lease losses	43,917	44,633	42,956	38,869	38,037	(716)	5,880
Noninterest Income:
Service charges on deposits	1,575	1,471	1,467	1,319	1,383	104	192
Mortgage banking income	2,793	3,096	2,894	2,511	3,216	(303)	(423)
Payroll and insurance income	1,487	1,418	1,495	1,528	1,297	69	190
SBA income	1,464	1,983	1,178	1,718	1,553	(519)	(89)
ATM income	826	864	832	735	759	(38)	67
Bank-owned life insurance income	526	465	484	467	533	61	(7)
Gain on sale of investment securities	3	13	12	42	38	(10)	(35)
Other	1,008	1,166	1,097	1,591	990	(158)	18
Total noninterest income	9,682	10,476	9,459	9,911	9,769	(794)	(87)
Noninterest Expense:
Salaries and employee benefits	21,457	21,912	22,057	19,554	19,799	(455)	1,658
Occupancy and equipment	3,187	3,329	3,280	3,069	2,984	(142)	203
Data processing	2,587	2,382	2,639	2,131	2,097	205	490
Legal and professional fees	700	898	1,805	1,702	1,064	(198)	(364)
Merger-related expenses	135	372	2,235	3,507	135	(237)	—
Marketing	342	403	664	430	665	(61)	(323)
Federal deposit insurance premiums and other regulatory fees	407	398	397	188	441	9	(34)
Loan collection costs and OREO activity	181	(213)	(1,042)	(127)	(841)	394	1,022
Amortization of intangibles	701	697	696	516	513	4	188
Other	1,874	1,819	1,834	1,905	1,623	55	251
Total noninterest expense	31,571	31,997	34,565	32,875	28,480	(426)	3,091
Income Before Income Taxes	22,028	23,112	17,850	15,905	19,326	(1,084)	2,702
Income tax expense	7,592	7,909	6,292	5,578	6,885	(317)	707
Net Income	$14,436	$15,203	$11,558	$10,327	$12,441	$(767)	$1,995

Net income allocated to participating securities	$389	$413	$295	$282	$348	$(24)	$41
Net income allocated to common shareholders	14,047	14,790	11,263	10,045	12,093	(743)	1,954
Earnings Per Share
Basic	$.37	$.39	$.30	$.28	$.34	$(.02)	$.03
Diluted	.37	.39	.30	.28	.34	(.02)	.03
Weighted Average Shares Outstanding
Basic	37,918,753	37,896,125	37,867,718	35,904,009	35,863,183	22,628	2,055,570
Diluted	37,963,141	37,942,483	37,954,585	36,009,098	35,965,948	20,658	1,997,193

State Bank Financial Corporation
3Q17 Financial Supplement: Table 4
Condensed Consolidated Income Statements
Year to Date (Unaudited)
	Nine Months Ended September 30		Change
(Dollars in thousands, except per share amounts)	2017	2016

Net Interest Income:
Interest income on loans	$104,332	$76,328	$28,004
Accretion income on loans	23,425	33,039	(9,614)
Interest income on invested funds	16,989	14,113	2,876
Interest expense	9,978	6,988	2,990
Net interest income	134,768	116,492	18,276
Provision for loan and lease losses (organic & PNCI loans)	4,131	3,296	835
Provision for loan and lease losses (purchased credit impaired loans)	(869)	(3,336)	2,467
Provision for loan and lease losses	3,262	(40)	3,302
Net interest income after provision for loan and lease losses	131,506	116,532	14,974
Noninterest Income:
Service charges on deposits	4,513	4,121	392
Mortgage banking income	8,783	9,808	(1,025)
Payroll and insurance income	4,400	4,097	303
SBA income	4,625	4,740	(115)
ATM income	2,522	2,273	249
Bank-owned life insurance income	1,475	1,463	12
Gain on sale of investment securities	28	447	(419)
Other	3,271	2,441	830
Total noninterest income	29,617	29,390	227
Noninterest Expense:
Salaries and employee benefits	65,426	59,221	6,205
Occupancy and equipment	9,796	9,100	696
Data processing	7,608	6,383	1,225
Legal and professional fees	3,403	2,993	410
Merger-related expenses	2,742	454	2,288
Marketing	1,409	1,786	(377)
Federal deposit insurance premiums and other regulatory fees	1,202	1,556	(354)
Loan collection costs and OREO activity	(1,074)	(452)	(622)
Amortization of intangibles	2,094	1,586	508
Other	5,527	5,425	102
Total noninterest expense	98,133	88,052	10,081
Income Before Income Taxes	62,990	57,870	5,120
Income tax expense	21,793	20,606	1,187
Net Income	$41,197	$37,264	$3,933

Net income allocated to participating securities	$1,095	$1,021	$74
Net income allocated to common shareholders	40,102	36,243	3,859

Earnings Per Share
Basic	$1.06	$1.01	$.05
Diluted	1.06	1.01	.05
Weighted Average Shares Outstanding
Basic	37,894,385	35,940,402	1,953,983
Diluted	37,943,971	36,040,655	1,903,316

State Bank Financial Corporation
3Q17 Financial Supplement: Table 5
Condensed Consolidated Composition of Loans and Deposits at Period Ends
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Composition of Loans
Organic loans (1):
Construction, land & land development	$460,368	$413,557	$418,186	$500,018	$486,299	$46,811	$(25,931)
Other commercial real estate	915,727	960,762	885,570	754,790	744,270	(45,035)	171,457
Total commercial real estate	1,376,095	1,374,319	1,303,756	1,254,808	1,230,569	1,776	145,526
Residential real estate	175,258	167,755	161,460	144,295	139,926	7,503	35,332
Owner-occupied real estate	261,784	244,637	251,703	256,317	239,726	17,147	22,058
Commercial, financial & agricultural	363,551	355,629	336,257	327,381	306,141	7,922	57,410
Leases	66,765	73,103	62,603	71,724	74,722	(6,338)	(7,957)
Consumer	61,200	60,028	56,776	36,039	39,373	1,172	21,827
Total organic loans	2,304,653	2,275,471	2,172,555	2,090,564	2,030,457	29,182	274,196
Purchased non-credit impaired loans(2):
Construction, land & land development	30,670	31,083	43,787	51,208	10,035	(413)	20,635
Other commercial real estate	234,486	171,914	188,737	209,531	58,261	62,572	176,225
Total commercial real estate	265,156	202,997	232,524	260,739	68,296	62,159	196,860
Residential real estate	112,244	117,449	137,699	144,596	56,468	(5,205)	55,776
Owner-occupied real estate	125,438	114,438	119,871	115,566	52,016	11,000	73,422
Commercial, financial & agricultural	558,992	31,654	33,690	36,206	10,447	527,338	548,545
Consumer	2,647	3,393	4,281	6,255	1,826	(746)	821
Total purchased non-credit impaired loans	1,064,477	469,931	528,065	563,362	189,053	594,546	875,424
Purchased credit impaired loans (3):
Construction, land & land development	16,918	16,857	17,211	16,537	11,564	61	5,354
Other commercial real estate	102,934	46,078	60,664	60,742	38,238	56,856	64,696
Total commercial real estate	119,852	62,935	77,875	77,279	49,802	56,917	70,050
Residential real estate	42,190	45,513	49,728	54,507	53,953	(3,323)	(11,763)
Owner-occupied real estate	26,210	23,262	22,099	23,980	22,389	2,948	3,821
Commercial, financial & agricultural	15,139	3,617	4,153	4,533	608	11,522	14,531
Consumer	269	271	305	347	84	(2)	185
Total purchased credit impaired loans	203,660	135,598	154,160	160,646	126,836	68,062	76,824
Total loans	$3,572,790	$2,881,000	$2,854,780	$2,814,572	$2,346,346	$691,790	$1,226,444
Composition of Deposits
Noninterest-bearing demand deposits	$1,179,698	$1,009,509	$944,838	$984,419	$890,588	$170,189	$289,110
Interest-bearing transaction accounts	619,156	591,038	599,858	664,350	547,078	28,118	72,078
Savings and money market deposits	1,680,922	1,373,686	1,393,711	1,292,867	1,101,458	307,236	579,464
Time deposits	731,416	419,020	454,889	466,849	390,429	312,396	340,987
Brokered and wholesale time deposits	29,893	59,439	16,479	22,680	29,739	(29,546)	154
Total deposits	$4,241,085	$3,452,692	$3,409,775	$3,431,165	$2,959,292	$788,393	$1,281,793

(1) Loans originated by State Bank and Trust Company.
(2) Consists of loans purchased in our acquisitions of Bank of Atlanta, First Bank of Georgia, The National Bank of Georgia, S Bank, and AloStar.
(3) Acquired loans, which at acquisition, management determined it was probable that we would be unable to collect all contractual principal and interest payments due, including all loans acquired from the FDIC.

State Bank Financial Corporation
3Q17 Financial Supplement: Table 6
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Allowance for loan and lease losses on organic loans
Beginning Balance	$22,560	$21,885	$21,086	$21,736	$22,008	$675	$552
Charge-offs	(912)	(536)	(540)	(553)	(311)	(376)	(601)
Recoveries	106	113	77	34	39	(7)	67
Net (charge-offs) recoveries	(806)	(423)	(463)	(519)	(272)	(383)	(534)
Provision for loan and lease losses	955	1,098	1,262	(131)	—	(143)	955
Ending Balance	$22,709	$22,560	$21,885	$21,086	$21,736	$149	$973

Allowance for loan and lease losses on purchased non-credit impaired loans
Beginning Balance	$667	$491	$439	$150	$158	$176	$509
Charge-offs	(152)	(197)	(48)	(143)	(16)	45	(136)
Recoveries	40	1	1	1	1	39	39
Net (charge-offs) recoveries	(112)	(196)	(47)	(142)	(15)	84	(97)
Provision for loan and lease losses	345	372	99	431	7	(27)	338
Ending Balance	$900	$667	$491	$439	$150	$233	$750

Allowance for loan and lease losses on purchased credit impaired loans
Beginning Balance	$4,761	$4,600	$5,073	$5,291	$5,433	$161	$(672)
Charge-offs	(643)	(214)	(114)	(195)	(223)	(429)	(420)
Recoveries	—	—	—	—	—	—	—
Net (charge-offs) recoveries	(643)	(214)	(114)	(195)	(223)	(429)	(420)
Provision for loan and lease losses	(885)	375	(359)	(23)	81	(1,260)	(966)
Ending Balance	$3,233	$4,761	$4,600	$5,073	$5,291	$(1,528)	$(2,058)

Nonperforming organic assets
Nonaccrual loans	$5,483	$1,422	$6,114	$6,234	$6,423	$4,061	$(940)
Total nonperforming organic loans	5,483	1,422	6,114	6,234	6,423	4,061	(940)
Other real estate owned	—	23	232	282	83	(23)	(83)
Total nonperforming organic assets	$5,483	$1,445	$6,346	$6,516	$6,506	$4,038	$(1,023)

Nonperforming purchased non-credit impaired assets
Nonaccrual loans	$5,614	$5,141	$4,098	$3,381	$1,672	$473	$3,942
Total nonperforming PNCI loans	5,614	5,141	4,098	3,381	1,672	473	3,942
Other real estate owned	—	—	—	—	21	—	(21)
Total nonperforming PNCI assets	$5,614	$5,141	$4,098	$3,381	$1,693	$473	$3,921

Ratios for organic assets
Annualized QTD charge-offs (recoveries) on organic loans to average organic loans	.14%	.08%	.09%	.10%	.05%	.06%	.09%
Nonperforming organic loans to organic loans	.24	.06	.28	.30	.32	.18	(.08)
Nonperforming organic assets to organic loans + OREO	.24	.06	.29	.31	.32	.18	(.08)
Past due organic loans to organic loans	.12	.09	.08	.06	.09	.03	.03
Allowance for loan and lease losses on organic loans to organic loans	.99	.99	1.01	1.01	1.07	—	(.08)

State Bank Financial Corporation
3Q17 Financial Supplement: Table 6 (continued)
Condensed Consolidated Asset Quality Data
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16

Ratios for purchased non-credit impaired loans
Annualized QTD charge-offs (recoveries) on PNCI loans to average PNCI loans	.10%	.16%	.03%	.31%	.03%	(.06)%	.07%
Nonperforming PNCI loans to PNCI loans	.53	1.09	.78	.60	.88	(.56)	(.35)
Nonperforming PNCI assets to PNCI loans + OREO	.53	1.09	.78	.60	.90	(.56)	(.37)
Past due PNCI loans to PNCI loans	.48	1.05	.90	.68	.41	(.57)	.07
Allowance for loan and lease losses on PNCI loans to PNCI loans	.08	.14	.09	.08	.08	(.06)	—

Ratios for purchased credit impaired loans (1)
Annualized QTD charge-offs (recoveries) on PCI loans to average PCI loans	1.95%	.60%	.30%	.63%	.68%	1.35%	1.27%
Past due PCI loans to PCI loans	8.12	10.26	10.68	8.92	11.00	(2.14)	(2.88)
Allowance for loan and lease losses on PCI loans to PCI loans	1.59	3.51	2.98	3.16	4.17	(1.92)	(2.58)

(1) For each period presented, a portion of our purchased credit impaired loans were contractually past due; however, such delinquencies were included in our performance expectations in determining the fair values of purchased credit impaired loans at each acquisition and at subsequent valuation dates. All purchased credit impaired loan cash flows and the timing of such cash flows continue to be estimable and probable of collection and thus accretion income continues to be recognized on these assets. As such, we do not consider purchased credit impaired loans to be nonperforming assets.

State Bank Financial Corporation
3Q17 Financial Supplement: Table 7
Condensed Consolidated Average Balances and Yield Analysis
Quarterly (Unaudited)
						3Q17 change vs
(Dollars in thousands)	3Q17	2Q17	1Q17	4Q16	3Q16	2Q17	3Q16
Average Balances
Interest-bearing deposits in other financial institutions and federal funds sold	$108,546	$73,862	$85,720	$82,797	$63,315	$34,684	$45,231
Investment securities	913,898	947,300	961,913	911,025	881,642	(33,402)	32,256
Loans, excluding purchased credit impaired (1)	2,762,479	2,762,996	2,692,517	2,307,794	2,275,859	(517)	486,620
Purchased credit impaired loans	130,708	142,419	154,054	123,718	130,770	(11,711)	(62)
Total earning assets	3,915,631	3,926,577	3,894,204	3,425,334	3,351,586	(10,946)	564,045
Total nonearning assets	263,100	274,266	287,757	211,210	213,274	(11,166)	49,826
Total assets	4,178,731	4,200,843	4,181,961	3,636,544	3,564,860	(22,112)	613,871
Interest-bearing transaction accounts	580,090	585,343	602,378	575,977	515,974	(5,253)	64,116
Savings & money market deposits	1,383,326	1,380,586	1,388,876	1,118,548	1,105,635	2,740	277,691
Time deposits	420,192	437,475	456,811	385,146	401,447	(17,283)	18,745
Brokered and wholesale time deposits	49,675	38,353	19,926	22,885	20,723	11,322	28,952
Other borrowings	57,988	119,652	81,344	52,555	94,455	(61,664)	(36,467)
Total interest-bearing liabilities	2,491,271	2,561,409	2,549,335	2,155,111	2,138,234	(70,138)	353,037
Noninterest-bearing deposits	1,004,046	972,074	955,515	872,954	823,043	31,972	181,003
Other liabilities	44,794	40,066	60,102	48,918	46,218	4,728	(1,424)
Shareholders’ equity	638,620	627,294	617,009	559,561	557,365	11,326	81,255
Total liabilities and shareholders' equity	4,178,731	4,200,843	4,181,961	3,636,544	3,564,860	(22,112)	613,871

Interest Margins (2)
Interest-bearing deposits in other financial institutions and federal funds sold	.80%	.50%	.44%	.31%	.28%	.30%	.52%
Investment securities, tax-equivalent basis	2.42	2.39	2.26	2.07	2.11	.03	.31
Loans, excluding purchased credit impaired, tax-equivalent basis (3)	5.11	5.08	5.15	4.63	4.67	.03	.44
Purchased credit impaired loans	19.79	25.99	20.21	33.03	28.40	(6.20)	(8.61)
Total earning assets	4.85%	5.11%	4.93%	4.87%	4.84%	(.26)%	.01%
Interest-bearing transaction accounts	.13	.12	.12	.12	.12	.01	.01
Savings & money market deposits	.63	.61	.60	.59	.54	.02	.09
Time deposits	.72	.69	.72	.72	.68	.03	.04
Brokered and wholesale time deposits	1.05	1.05	1.06	.85	.92	—	.13
Other borrowings	.76	.82	.65	.45	.40	(.06)	.36
Total interest-bearing liabilities	.54%	.53%	.52%	.49%	.47%	.01%	.07%
Net interest spread	4.31%	4.58%	4.41%	4.38%	4.37%	(.27)%	(.06)%
Net interest margin	4.51%	4.76%	4.59%	4.56%	4.54%	(.25)%	(.03)%
Net interest margin contribution from accretion income on loans	.66%	.94%	.80%	1.19%	1.11%	(.28)%	(.45)%

(1) Includes average nonaccrual loans of $8.0 million for 3Q17, $9.3 million for 2Q17, $9.9 million for 1Q17, $8.4 million for 4Q16, and $8.6 million for 3Q16.
(2) Interest income or expense annualized for the applicable period.
(3) Reflects taxable equivalent adjustments using the federal statutory tax rate of 35% in adjusting tax-exempt loan interest income to a fully taxable basis. The taxable equivalent adjustments included above amount to $177,000 for 3Q17, $131,000 for 2Q17, $140,000 for 1Q17, $142,000 for 4Q16, and $142,000 for 3Q16.

State Bank Financial Corporation
3Q17 Financial Supplement: Table 8
Reconciliation of Non-GAAP Measures (1)
Quarterly (Unaudited)
(dollars in thousands, except per share amounts; taxable equivalent)	3Q17	2Q17	1Q17	4Q16	3Q16

Book value per common share reconciliation
Book value per common share (GAAP)	$16.48	$16.23	$15.96	$15.80	$15.21
Effect of goodwill and other intangibles	(2.47)	(2.29)	(2.30)	(2.32)	(1.22)
Tangible book value per common share	$14.01	$13.94	$13.66	$13.48	$13.99

Average tangible equity reconciliation
Average equity (GAAP)	$638,620	$627,294	$617,009	$559,561	$557,365
Effect of average goodwill and other intangibles	(88,618)	(89,141)	(89,406)	(44,579)	(45,100)
Average tangible equity	$550,002	$538,153	$527,603	$514,982	$512,265

(1)
Certain financial measures included in this press release, tangible book value per common share and average tangible equity, are financial measures that are not recognized by generally accepted accounting principles in the United States, or GAAP. These non-GAAP financial measures exclude the effect of the period end or average balance of intangible assets. Management believes that these non-GAAP financial measures provides additional useful information to investors, particularly since these measure are widely used by industry analysts for companies with prior merger and acquisition activities, such as us.

A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure is presented in the table above. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. These non-GAAP financial measures should not be considered as a substitute for GAAP financial measures, and we strongly encourage investors to review the GAAP financial measures included in this press release and not to place undue reliance upon any single financial measure. In addition, because non-GAAP financial measures are not standardized, it may not be possible to compare the non-GAAP financial measures presented in this press release with other companies’ non-GAAP financial measures having the same or similar names.